May 9, 2018 Conduent Q1 2018 Earnings Results

Cautionary Statements Forward-Looking Statements This report contains “forward-looking statements”, as defined in the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the business process outsourcing industry and our business and financial results. Forward-looking statements often include words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. Our actual results may vary materially from those expressed or implied in our forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by us or on our behalf. Important factors and uncertainties that could cause our actual results to differ materially from those in our forward-looking statements include, but are not limited to: termination rights contained in our government contracts; our ability to renew commercial and government contracts awarded through competitive bidding processes; our ability to recover capital and other investments in connection with our contracts; our ability to attract and retain necessary technical personnel and qualified subcontractors; our ability to deliver on our contractual obligations properly and on time; competitive pressures; our significant indebtedness; changes in interest in outsourced business process services; our ability to obtain adequate pricing for our services and to improve our cost structure; claims of infringement of third- party intellectual property rights; the failure to comply with laws relating to individually identifiable information, and personal health information and laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; breaches of our security systems and service interruptions; our ability to estimate the scope of work or the costs of performance in our contracts; our ability to collect our receivables for unbilled services; a decline in revenues from or a loss or failure of significant clients; fluctuations in our non-recurring revenue; our failure to maintain a satisfactory credit rating; our ability to attract and retain key employees; increases in the cost of telephone and data services or significant interruptions in such services; our failure to develop new service offerings; our ability to receive dividends or other payments from our subsidiaries; changes in tax and other laws and regulations; changes in government regulation and economic, strategic, political and social conditions; changes in U.S. GAAP or other applicable accounting policies; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section and other sections in our 2017 Annual Report on Form 10-K filed with the Securities and Exchange Commission. Any forward-looking statements made by us in this presentation speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise. Non-GAAP Financial Measures We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods’ results against the corresponding prior periods’ results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Condensed Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures. Non-GAAP measures are footnoted, where applicable, in each slide herein. 2

Q1 2018 Overview

CONDUENT

Key Quarterly Highlights

- Revenue flat (adjusting for ASC 606, divestitures and strategic decisions) - demonstrates improvement in core business
- Strong Adjusted EBITDA margin expansion with meaningful profitability improvement in both segments
- TCV signings of $1.4B up 53% yr/yr
- Strong yr/yr cash improvement - reduced cash usage by 50%

Portfolio Highlights

- Update on $250M - $500M of targeted revenue for divestitures
  - Signed divestitures[1] representing ~$321M in 2017 revenue
  - ~$175M from Public Sector in progress
- Targeting divesting an additional ~$500M of revenue from select Customer Care contracts

Revenue[2]

$1,420M, down 9% yr/yr as reported and flat yr/yr adjusting for ASC 606, divestitures and strategic decisions

Profitability[2]

Adjusted operating margin of 7.4%, up 180 bps yr/yr, adjusting for ASC 606 and divestitures

GAAP diluted EPS from cont. operations $(0.26)

Adj. diluted EPS from cont. operations $0.22

Adjusted EBITDA[2]

$161M, up 10% yr/yr adjusting for ASC 606 and divestitures

Adj EBITDA margin of 11.3%, up 140 bps yr/yr adjusting for ASC 606 and divestitures

(1) Signed deals are subject to regulatory approvals and customary closing conditions
(2) Refer to Appendix for Non-GAAP reconciliations of adjusted revenue, adjusted operating income/margin, adjusted EBITDA/margin and adjusted EPS and for impact from ASC 606 accounting change and divestitures

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Strategic Transformation Progress and Outlook Real Estate Footprint • Remain on-target for cumulative 2018 transformation Down 25% yr/yr Down 20% yr/yr 11,979 goal of ~$700M 442 332 9,533 • Remediated last of six large Customer Care contracts ◦ Received price increase (improves profitability in 2018) Real Estate Locations Total Square Feet (000's) ◦ Expect to address long-term contract via strategic Q1 2017 Q1 2018 options by Q2 2019 • IT transformation and real estate rationalization Selling, General & Administrative (SG&A) Trends progressing according to plan and will have a meaningful impact in FY 2018 $169 $153 $149 11.4% $144 $145 • Total SG&A down vs Q1 2017 with increased sales 10.7% spend and lower G&A 10.1% 10.3% 10.2% ◦ Sales spend up 3% yr/yr; G&A spend down 19% yr/yr Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 SG&A ($ in M) % of revenue adjusting for ASC 606 and divestitures(1) (1) Refer to Appendix for Non-GAAP reconciliations of ASC 606 accounting change and divestitures 4

Segment Summary - Q1 2018

Commercial

(adjusting for impact of ASC 606)[1]

- Revenue excluding strategic decisions, **up 3%** yr/yr
  - Revenue down (2)%
- Adj. EBITDA margin improved 210 bps yr/yr through better technology deployment, price increases and operational efficiencies
- Revenue productivity ~$50K per employee[2], flat with Q1 2017
- European revenue ~11% of Commercial; continued focus for expansion

Q1 Revenue By Service Line (% of segment total)



Human Resource Services: 26%
Workers Comp: 5%
Industry Specific Services: 7%
Learning & Legal: 5%
Transaction Processing: 6%
Omni-Channel Comms: 5%
Finance and Accounting: 4%
Other: 7%
Customer Experience: 35%
Digital Interactions (~34% of segment revenue)

Public Sector

(adjusting for impact of ASC 606)[1]

- Revenue excluding strategic decisions down (4)% yr/yr
  - Revenue down (6)%
- Adj. EBITDA margin improved 120 bps yr/yr driven by operational efficiencies and price increases
- Revenue productivity ~$217K per employee[2], down ~2% vs. Q1 2017

Q1 Revenue By Business (% of segment total)



Payment Services: 15%
Commercial Vehicle: 3%
Photo & Parking: 10%
Transit: 10%
Tolling: 13%
State & Local: 13%
Government Services & Health Enterprise: 34%
Federal: 2%
Transportation (~36% of segment revenue)

(1) Refer to Appendix for Non-GAAP reconciliations of ASC 606 accounting change
(2) Revenue productivity excludes corporate overhead

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Q1 2018 Signings, Pipeline and Renewal Rate[1]

CONDUENT

$1,428M

Total Contract Value (TCV) Signings

- TCV up 53% yr/yr, driven by increased renewal activity partially offset by new business signings decline

94%

Renewal Rate

- Renewals: $1,022M, grew 155% yr/yr driven primarily by commercial clients
- Reflects opportunities in-line with business model, acceptable margin and risk

$406M

New Business TCV

- New Business: $406M, declined 23% yr/yr
- Continued focus on strategic wins with acceptable margin
- Sales investment leading to results; 60% of new business signings from new clients and better cross-sell

~$12B

Rolling 12-Month Pipeline

- Reflects increased discipline, focus on profitable strategic deals (removal of stand-alone customer experience) and one lost large transit deal
- Seeing strong demand across all sectors, especially for tech-based platform deals

(1) See definitions in Appendix

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Financials 7

Q1 2018 Earnings (in millions) Q1 2018 Q1 2017 B/(W) Q1 2017 B/(W) Comments Q1 2018 vs Q1 2017 Yr/Yr adjusted for Yr/Yr adjusted 606, for 606, Divestitures (1) Divestitures Decline driven by ASC 606, Revenue $1,420 $1,553 ($133) $1,484 ($64) divestitures and strategic actions Gross margin 17.7% 16.7% +100 bps SG&A 145 169 24 Transformation progress (1) Adjusted operating income $105 $89 $16 $83 $22 Improvements in gross margin and Adjusted operating margin(1) 7.4% 5.7% +170 bps 5.6% +180 bps lower G&A Adjusted EBITDA1 $161 $153 $8 $147 $14 Transformation initiative and contract Adjusted EBITDA margin1 Adjusted Operating11.3% margin9.9% 5.4%,+140 up bps60 bps from 9.9%2015 +140 bps remediation Amortization of acquired intangible assets GAAP EPS 61($4.85) 61 — Restructuring, and related costs 20 18 (2) Interest expense Adj. EPS $1.0633 36 3 Separation costs — 5 5 (Gain) loss on divestitures and transaction costs 15 — (15) Divestiture transaction costs Other net expense / (income) 32 (8) (40) Litigation-related contract termination Pretax income (loss) (54) (22) (32) GAAP tax (benefit) ($4) ($12) ($8) GAAP net income (loss) from Continuing Operations ($50) ($10) ($40) GAAP Diluted EPS from Continuing Operations ($0.26) ($0.06) ($0.20) Adjusted tax rate(1) 34.7% 34.0% (70 bps) Adjusted net income(1) $47 $35 $12 Margin expansion Adjusted Diluted EPS1 from Continuing Operations $0.22 $0.16 $0.06 (1) Adjusted 2017 results for impact from ASC 606 accounting change and divestitures. Please refer to Appendix for Non-GAAP reconciliations 8

Commercial Segment Quarterly Revenue and Profit Q1 2018 Segment Highlights(1) (1) (adjusting for ASC 606) • Revenue declined (2)% yr/yr, impacted by strategic decisions $869 $834 $823 $856 $854 ◦ Excluding strategic decisions, revenue up 3% yr/yr ◦ Improved revenue trajectory driven by contract 6.0% 8.3% 5.2% remediation and expansion with existing clients in 3.7% 2.9% high-tech, pharma/life sciences • Segment profit grew 76% yr/yr, driven by strategic Q1 '17 Q2 '17 Q3 '17 Q4 '17 Q1 '18 transformation / contract remediation / delivery efficiency Segment Profit(1) $25 $31 $49 $71 $44 Segment Margin(1) 2.9% 3.7% 6.0% 8.3% 5.2% AEBITDA(1) $61 $69 $83 $105 $78 AEBITDA Margin(1) 7.0% 8.3% 10.1% 12.3% 9.1% Revenue ($ in M) % Segment Margin (1) Adjusted 2017 results for impact from ASC 606 accounting change. Please refer to Appendix for Non-GAAP reconciliations for adjusted EBITDA and adjusted EBITDA margin 9

Public Sector Segment Quarterly Revenue and Profit Q1 2018 Segment Highlights(1) (adjusting for ASC 606)(1) • Revenue down (6)% yr/yr, impacted by prior year strategic actions and contract losses $591 $581 $583 $585 $558 ◦ Excluding strategic actions, down (4)% yr/yr • Health Enterprise reclassified to Public Sector 11.6% 9.9% 10.6% 9.3% 8.8% • Transportation down both yr/yr and sequentially, but expected to be up in FY 2018 (excluding 2018 Q1 '17 Q2 '17 Q3 '17 Q4 '17 Q1 '18 divestiture impact) from Q2 2018 contract ramp Segment (1) $55 $51 $58 $62 $65 Profit Segment (1) 9.3% 8.8% 9.9% 10.6% 11.6% • Segment profit improved 18% yr/yr driven by Margin strategic transformation savings and revenue mix AEBITDA(1) $85 $81 $84 $84 $87 AEBITDA (1) 14.4% 13.9% 14.4% 14.4% 15.6% Margin Revenue ($ in M) % Segment Margin (1) Adjusted 2017 results for impact from ASC 606 accounting change. Please refer to Appendix for Non-GAAP reconciliations for adjusted EBITDA and adjusted EBITDA margin 10

Other Segment Quarterly Revenue and Profit (1) (adjusting for ASC 606 and divestitures) Q1 2018 Segment Highlights(1) $24 $21 $19 $11 $8 • Revenue declined (67)% yr/yr and (27)% Q1 '17 Q2 '17 Q3 '17 Q4 '17 Q1 '18 sequentially as education business run-off accelerated Segment Profit (Loss)(1) $— $1 $2 ($5) ($4) (1) AEBITDA $1 $3 $3 ($4) ($4) • Expecting run-rate of $0 revenue and break-even Revenue in $M by end of 2018 Reported Quarterly Revenue and Profit $49 $42 $36 $12 $8 Q1 '17 Q2 '17 Q3 '17 Q4 '17 Q1 '18 Segment Profit (Loss)(1) $3 $2 $4 $(5) $(4) AEBITDA(1) $4 $4 $5 $(4) $(4) Revenue in $M (1) Adjusted 2017 results for impact from ASC 606 accounting change and divestitures. Please refer to Appendix for Non-GAAP reconciliations 11

Cash Flow

CONDUENT

(in millions)

	Q1 2017	Q1 2018	B/(W) Yr/Yr
Net loss	**($6)**	**($50)**	**($44)**
Depreciation & amortization	125	117	(8)
Stock-based compensation	6	7	1
Deferred tax benefit	(6)	(8)	(2)
Restructuring payments	(9)	(12)	(3)
Restructuring and related costs	12	19	7
Change for income tax assets and liabilities	(9)	(5)	4
Change in accounts receivable	(110)	(75)	35
Change in other net working capital	(100)	(46)	54
Other[(1)]	(10)	15	25
Operating Cash Flow	**($107)**	**($38)**	**$69**
Purchase of LB&E[(2)] and other	(25)	(39)	(14)
Investing Cash Flow	**($25)**	**($39)**	**($14)**
Cash from Financing	**($6)**	**($27)**	**($21)**
Effect of exchange rates on cash and cash equivalents	2	—	(2)
Change in cash, restricted cash and cash equivalents	(136)	(104)	32
Beginning cash, restricted cash and cash equivalents[(3)]	416	667	251
Ending Cash, Restricted Cash and Cash Equivalents[(3)]	**$280**	**$563**	**$283**
Memo: Adjusted Free Cash Flow[(4)]	**($143)**	**($69)**	**$74**

Q1 2018 Commentary:

- Improvement in operating cash flow driven by working capital
- Adjusted free cash flow[(5)] of $(69)M; improvement of $74M vs Q1 2017
- Capex ~2.7% of Revenue in Q1 2018. Expected to be ~3% of Revenue in FY 2018

(1) Includes gain (loss) on investments, amortization of financing costs, net (gain) loss on divestitures and transaction costs, and Other operating, net
(2) Includes cost of additions to land, building and equipment (LB&E) and internal use software
(3) Includes approximately $10 million and $25 million of restricted cash for 2018 and 2017, respectively, that were included in Other current assets on the Condensed Consolidated Balance Sheets
(4) Adjusted free cash flow is defined as operating cash flow less cost of net additions to land, building and equipment, internal use software and cost of capital leases, and the addition of net deferred compensation payments, and tax and other payments related to divestitures (Q1 2018 includes $1 million of divestiture expenses and $7 million of net deferred compensation payment). Please refer to Appendix for Non-GAAP reconciliation

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Capital Structure Overview

CONDUENT

Debt Structure ($ in millions)

(in millions)	12/31/2017	3/31/2018
Total Cash	**$658**	**$553**
Deferred Comp Cash	*(99)*	*(92)*
Adjusted Cash[(1)]	**559**	**461**
Total Debt[(2)]	**2,061**	**2,053**
Term Loan A[(3), (6)] due 2021	732	728
Term Loan B[(3)] due 2023	842	840
10.5% Senior Notes due 2024	510	510
Capital Leases	33	28
Current net leverage ratio[(5)]	2.2x	2.4x

Credit Metrics

FY 2018E interest expense	**~$135M**
Preferred dividend (annual)	*~$10M*
Target net leverage ratio	<2.5x
Average remaining maturity on outstanding debt	~5.3 years

Key Messages

- Current leverage ratio 2.4x
- Revolver remains undrawn[(4)]
- Expect to spend ~$300M cash on future acquisitions
- Divestiture proceeds expected to be used for debt repayments or acquisitions

(1) Adjusted Cash excludes cash received from termination of the Deferred Compensation Plan (current net balance of $92M) that will be used to pay participants through Q4 2018
(2) Total debt excludes deferred financing costs.
(3) Revolving credit facility and Term Loan A interest rate is Libor + 225 bps; Term Loan B is Libor + 300 bps effective October 7, 2017
(4) $739M of available capacity under Revolving Credit Facility as of 3/31/2018
(5) Net debt (total debt less adjusted cash) divided by TTM Adjusted EBITDA
(6) Includes initial EUR 260M borrowing converted at end of quarter exchange rates; Reflects appreciation of the EUR; there was no incremental borrowing on the Term Loan A in Q1 2018

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Divestiture Update Q2 2018 Signed(1) Divestitures • Off-Street Parking FY 2017 Revenue: ~$43M (Transportation) • HR Consulting & Actuarial Services FY 2017 Revenue: ~$278M (HRS) Expected Financial Impact (from Q2 2018 divestitures signed to-date) • FY 2017 Revenue: ~$321M • FY 2017 Adjusted EBITDA: ~$70M • Targeting ~$20M of stranded overhead cost takeout to mitigate Adjusted EBITDA impact in FY 2019 (1) Signed deals are subject to regulatory approvals and customary closing conditions 14

FY 2018 Guidance

CONDUENT

Updated for Signed Divestitures

(in millions)	FY 2017	Impact from Adjustments to FY 2017[4]	Adjusted FY 2017	Prior FY 2018 Guidance	Signed Q2 2018 Divestiture impact[5] (assumes close date 6/30/2018)	Updated FY 2018 Guidance
Revenue (constant currency)[1]	$6,022	($225)	$5,797	$5,600- $5,800	~$160	$5,440 - $5,640
Adjusted EBITDA[2]	$672	($17)	$655	$707 - $733	~$35	$672 - $698
Adjusted Free Cash Flow[3]	$204	($1)	$203	25 - 35% of Adj. EBITDA		25 - 35% of Adj. EBITDA

(1) Constant currency based on foreign exchange rates as of the prior-year period
(2) Please refer to Appendix "Non-GAAP Outlook" for certain non-GAAP information concerning outlook
(3) Includes approximately $10 million and $25 million of restricted cash for 2018 and 2017, respectively, that were included in Other current assets on the Condensed Consolidated Balance Sheets
(4) Adjusted free cash flow is defined as operating cash flow less cost of net additions to land, building and equipment, internal use software and cost of capital leases, and the addition of net deferred compensation payments, and tax and other payments related to divestitures (Q1 2018 includes $1M of divestiture expenses and $7M of net deferred compensation payment). Please refer to Appendix for Non-GAAP reconciliation
(4) Estimated impact from the adoption of the ASC 606 accounting standard for revenue recognition, had it been applicable in FY 2017. See slides in Appendix
(5) Signed deals are subject to regulatory approvals and customary closing conditions

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CEO Closing Remarks 16

Conduent: A Digital Interactions Company 17 17

CONDUENT

Conduent’s Core Businesses: Five Dimensions

Facet	*Core Business*	*Attractiveness*
1. Individualized interactions at massive scale	- High volume, repeatable, unique, secure - Employees, Retirees (BenefitWallet) - Citizens (payments) - Members (Multichannel comms)	- Sticky, front-office capability - Deep, decades-long expertise in specific domains
2. Differentiated digital platforms and services	- Platforms underpin service delivery - Tolling (Vector) - Childsupport (KidStar)	- High client pain point - Technology-based, higher margin
3. Standardized processes and tools	- 80% common / 20% custom. - Strataware (workers comp) - Benefit Mgt (RightOpt)	- Efficiencies of investments, operating scale and knowledge
4. Global Delivery Potential	- Global accu-shoring model - F&A (Dart) - TBO (Life@work)	- Access broadest source of talent, human capital - Continual, “follow-the-sun” operations
5. Shared business model vision (own vs. partner)	- Offering plays essential role in clients value chain - Contains attractive as up-sell / cross-sell component - Learning (KnowledgeConnections) - Compliance (Viewpoint)	- Grow service line penetration - High potential relationship development.

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Q&A 19

Appendix 20

Signings & Renewal Rate(1) ($ in millions) Q1' 17 Q2' 17 Q3' 17 Q4' 17 Q1' 18 Total Contract Value $931 $1,244 $1,047 $1,730 $1,428 New Business $530 $657 $390 $683 $406 Renewals $401 $587 $657 $1,047 $1,022 Annual Recurring Revenue Signings $143 $130 $92 $168 $93 Non-Recurring Revenue Signings $92 $109 $86 $96 $63 Renewal rate 92% 89% 98% 96% 94% (1) See definitions in Appendix 21

2018 Modeling Considerations Outlook Commentary Profitability Typical seasonality tends to be weighted toward 2H (as seen in FY 2017) Restructuring costs Expected to be $50M - $75M for the full year Interest Expense Expected to be ~$135M for the full year, given TLB repricings and interest rate expectations Cash Flow Cash flow typically weighted towards Q4, given seasonal items Capex Expected to be ~3.0% of Revenue in FY 2018 Other segment Expect education business to fully run off by end of 2018 FY 2018 guidance updated for divestitures signed as of 5/9/2018. No impact in guidance for Divestitures and M&A future divestitures and acquisitions. Will be added as deals close. 22

Definitions TCV = Total contract value Annual Recurring Revenue Signings = Only includes new business TCV. New Business TCV = Annual recurring revenue signings multiplied by the contract term plus non-recurring revenue signings. Renewal Rate = Annual recurring revenue (ARR) on contracts that are renewed during the period as a percentage of ARR on all contracts for which a renewal decision was made during the period (excluding contracts for which a strategic decision to not renew was made based on risk or profitability). Revenue productivity = Calculated as trailing-twelve months (TTM) revenue / average quarter-end headcount for last four quarters. Segment calculation excludes corporate headcount. 23

Non-GAAP Financial Measures Non-GAAP Financial Measures We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods’ results against the corresponding prior periods’ results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Condensed Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures. A reconciliation of the following non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP are provided below. These reconciliations also include the income tax effects for our non-GAAP performance measures in total, to the extent applicable. The income tax effects are calculated under the same accounting principles as applied to our reported pre-tax performance measures under ASC 740, which employs an annual effective tax rate method. The noted income tax effect for our non-GAAP performance measures is effectively the difference in income taxes for reported and adjusted pre-tax income calculated under the annual effective tax rate method including an adjustment for estimated Base Erosion and Anti-Abuse Tax (BEAT). The tax effect of the non-GAAP adjustments was calculated based upon evaluation of the statutory tax treatment and the applicable statutory tax rate in the jurisdictions in which such charges were incurred. Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate. We make adjustments to Income (Loss) before Income Taxes for the following items, for the purpose of calculating Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate: • Amortization of acquired intangible assets. The amortization of intangible assets is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry from period to period. • Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our strategic transformation program. • Separation costs. Separation costs are expenses incurred in connection with the separation from Xerox Corporation into a separate, independent, publicly traded company. These costs primarily relate to third-party investment banking, accounting, legal, consulting and other similar types of services related to the separation transaction as well as costs associated with the operational separation of the two companies. • Other (income) expenses, net. Other (income) expenses, net includes currency (gains) losses, net, litigation matters and all other (income) expenses, net. • NY Medicaid Management Information System (NY MMIS). Costs associated with the company not fully completing the State of New York Health Enterprise platform project. • Health Enterprise (HE charge). Cost associated with not fully completing the Health Enterprise Medical platform implementation projects in California and Montana. • Litigation costs (recoveries), net. • (Gain) loss on divestitures and transaction costs. The Company provides adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance.  We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Management believes that adjusted effective tax rate, provided as supplemental information, facilitates a comparison by investors of our actual effective tax rate with an adjusted effective tax rate which reflects the impact of the items which are excluded in providing adjusted net income and certain other identified items, and may provide added insight into our underlying business results and how effective tax rates impact our ongoing business. 24

Non-GAAP Financial Measures Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin. We make adjustments to Revenue, Costs and Expenses and Margin for the following items (as defined above), for the purpose of calculating Adjusted Operating Income and Adjusted Operating Margin: • Amortization of acquired intangible assets. • Restructuring and related costs. • Separation costs. • Interest expense. Interest expense includes interest on long-term debt and amortization of debt issuance costs. • Other (income) expenses, net. • NY MMIS. • HE charge. • Litigation costs (recoveries), net • (Gain) loss on divestitures and transaction costs. • ASC 606 adjustment. • (Revenue) / (Income) loss from divestitures. We provide our investors with adjusted revenue, adjusted operating income and adjusted operating margin information, as supplemental information, because we believe it offers added insight, by itself and for comparability between periods, by adjusting for certain non-cash items as well as certain other identified items which we do not believe are indicative of our ongoing business, and may also provide added insight on trends in our ongoing business. Adjusted Other Segment Profit and Margin We adjust our Other Segment profit and margin for NY MMIS and HE charge adjustments. We provide Other segment adjusted loss and Other segment adjusted margin information, as supplemental information, because we believe that the adjustment for NY MMIS wind-down costs and HE charge, which we do not believe are indicative of our ongoing business, supplementally provides investors added insight into underlying Other segment loss and gross margin results and trends, both by itself and in comparison to other periods. 25

Non-GAAP Financial Measures Segment and Consolidated Adjusted EBITDA and EBITDA Margin We use Adjusted EBITDA and EBITDA Margin as an additional way of assessing certain aspects of our operations that, when viewed with the U.S. GAAP results and the accompanying reconciliations to corresponding U.S. GAAP financial measures, provide a more complete understanding of our on-going business. We also use Adjusted EBITDA and EBITDA MArgin to provide additional information that is useful to understand the financial covenants contained in the Company’s credit facility and indenture. Adjusted EBITDA represents Income (loss) before Interest, Income Taxes, Depreciation and Amortization adjusted for the following items (which are defined above). EBITDA margin is Adjusted EBITDA divided by adjusted revenue: • Restructuring and related costs. • Separation costs. • Other (income) expenses, net. • NY MMIS / NY MMIS Depreciation. Costs associated with the company not fully completing the State of New York Health Enterprise platform project. • HE charge. • (Gain) loss on divestitures and transaction costs. • Litigation costs (recoveries), net. • ASC 606 adjustment. • (Revenue) / (Income) loss from divestitures. Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performance. Management cautions that amounts presented in accordance with Conduent’s definition of Adjusted EBITDA and EBITDA Margin may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA and EBITDA Margin in the same manner. Adjusted Public Sector Segment Revenue and Profit We adjusted Public Sector Segment revenue, profit and margin for the NY MMIS and HE charges. Free Cash Flow Free Cash Flow is defined as cash flows from operating activities as reported on the consolidated statement of cash flows, less cost of additions to land, buildings and equipment, cost of additions to internal use software, vendor financed capital lease and proceeds from sales of land, buildings and equipment. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in land, buildings and equipment and internal use software, make principal payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled to cash flow provided by operating activities, which we believe to be the most directly comparable measure under U.S. GAAP. Adjusted Free Cash Flow Adjusted free cash flow is defined as operating cash flow less cost of net additions to land, building and equipment, internal use software and cost of capital leases, and the addition of net deferred compensation payments, and tax and other payments related to divestitures. Adjusted Cash Adjusted cash is defined as cash and cash equivalents less cash from terminated deferred compensation to be paid to plan participants. Constant Currency To better understand trends in our business, we believe that it is helpful to adjust revenue to exclude the impact of changes in the translation of foreign currencies into U.S. Dollars. We refer to this adjusted revenue as “constant currency.” Currency impact can be determined as the difference between actual growth rates and constant currency growth rates. This currency impact is calculated by translating the current period activity in local currency using the comparable prior-year period's currency translation rate. Non-GAAP Outlook In providing outlook for adjusted EBITDA we exclude certain items which are otherwise included in determining the comparable GAAP financial measure. A description of the adjustments which historically have been applicable in determining adjusted EBITDA are reflected in the table below. We are providing such outlook only on a non-GAAP basis because the Company is unable to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments for the forward- looking period, such as amortization, restructuring, separation costs, NY MMIS, HE charge, and certain other adjusted items, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to reported results. 26

Non-GAAP Reconciliation: Adj. Net Income (Loss) & Adj. EPS Three Months Ended March 31, 2018 2017 (in millions, except EPS) Net Income (Loss) Diluted EPS Net Income (Loss) Diluted EPS GAAP as Reported From Continuing Operations $ (50) $ (0.26) $ (10) $ (0.06) Adjustments: Amortization of acquired intangible assets 61 61 NY MMIS — 8 Restructuring and related costs 20 18 HE charge — (5) Separation costs — 5 (Gain) loss on divestitures and transaction costs 15 — Litigation costs (recoveries), net 31 (11) Other (income) expenses, net (1) (1) Less: Income tax adjustments(1) (29) (30) Adjusted Net Income (Loss) and EPS $ 47 $ 0.22 $ 35 $ 0.16 (GAAP shares in thousands) Weighted average common shares outstanding 205,093 203,400 Stock options — — Restricted stock and performance units / shares — — Adjusted Weighted Average Shares Outstanding(2) 205,093 203,400 (Non-GAAP shares in thousands) Weighted average common shares outstanding 205,093 203,400 Stock options 143 230 Restricted stock and performance shares 2,773 2,152 Adjusted Weighted Average Shares Outstanding(2) 208,009 205,782 (1) Reflects the income tax (expense) benefit of the adjustments. Refer to the Effective Tax Rate reconciliation details. (2) Average shares for the 2018 and 2017 calculation of adjusted EPS excludes 5 million shares associated with our Series A convertible preferred stock and includes the impact of the preferred stock quarterly dividend of approximately $2.4 million. 27

Non-GAAP Reconciliation: Adj. Effective Tax Rate Three Months Ended March 31, 2018 Three Months Ended March 31, 2017 Pre-Tax Income Income Tax Pre-Tax Income Income Tax (in millions) (Loss) (Benefit) Expense Effective Tax Rate (Loss) (Benefit) Expense Effective Tax Rate GAAP as Reported From Continuing Operations $ (54) $ (4) 7.4% $ (22) $ (12) 54.5% Non-GAAP adjustments(1) 126 29 75 30 Adjusted(2) $ 72 $ 25 34.7% $ 53 $ 18 34.0% (1) Refer to Net Income (Loss) reconciliation for details of non-GAAP adjustments. (2) The tax impact of Adjusted Pre-Tax Income (Loss) from continuing operations is calculated under the same accounting principles applied to the As Reported Pre-Tax Income (Loss), which employs an annual effective tax rate method to the results including an adjustment for estimated BEAT. 28

Non-GAAP Reconciliation: Adj. Revenue and Adj. Operating Income / Margin Previously Reported (in millions) Q1 2018 FY 2017 Q4 2017 Q3 2017 Q2 2017 Q1 2017 GAAP Revenue From Continuing Operations $ 1,420 $ 6,022 $ 1,493 $ 1,480 $ 1,496 $ 1,553 GAAP Pre-tax Income (Loss) From Continuing Operations (54) (16) 4 13 (11) (22) GAAP Operating Margin As Reported (3.8)% (0.3)% 0.3% 0.9% (0.7)% (1.4)% GAAP Revenue From Continuing Operations $ 1,420 $ 6,022 $ 1,493 $ 1,480 $ 1,496 $ 1,553 Adjusted Revenue $ 1,420 $ 6,022 $ 1,493 $ 1,480 $ 1,496 $ 1,553 GAAP Pre-tax income (Loss) From Continuing Operations $ (54) $ (16) $ 4 $ 13 $ (11) $ (22) Adjustments: Amortization of acquired intangible assets 61 243 61 60 61 61 NY MMIS — 9 (1) 1 1 8 Restructuring and related costs 20 101 25 22 36 18 HE charge — (8) — (3) — (5) Separation costs — 12 4 2 1 5 Interest expense 33 137 32 35 34 36 (Gain) loss on divestitures and transaction costs 15 (42) (1) (16) (25) — Litigation costs (recoveries), net 31 (11) 3 6 (9) (11) Other (income) expenses, net (1) (7) 3 (9) — (1) Adjusted Operating Income/Margin $ 105 $ 418 $ 130 $ 111 $ 88 $ 89 Adjusted Operating Margin 7.4% 6.9% 8.7% 7.5% 5.9% 5.7% 29

Non-GAAP Reconciliation: Adjusted Revenue and Operating Income / Margin[1]

CONDUENT

(in millions)	Q1 2018	FY 2017	Q4 2017	Q3 2017	Q2 2017	Q1 2017
			Adjusted for 606 and Divestitures[1]			
GAAP Revenue From Continuing Operations	$ 1,420	$ 6,022	$ 1,493	$ 1,480	$ 1,496	$ 1,553
ASC 606 adjustment	—	(166)	(41)	(39)	(40)	(46)
Less revenue from divestitures	—	(59)	—	(14)	(22)	(23)
Adjusted Revenue From Continuing Operations	1,420	5,797	1,452	1,427	1,434	1,484
Pre-tax Income (Loss) From Continuing Operations	(54)	(16)	4	13	(11)	(22)
ASC 606 adjustment	—	(11)	(3)	(2)	(3)	(3)
Less pre-tax (income) loss from divestitures	—	(7)	—	(2)	(2)	(3)
Adjusted Pre-Tax Income (Loss)	(54)	(34)	1	9	(16)	(28)
Adjusted Operating Margin	*(3.8)%*	*(0.6)%*	*0.1%*	*0.6%*	*(1.1)%*	*(1.9)%*
Adjusted Revenue	$ 1,420	$ 5,797	$ 1,452	$ 1,427	$ 1,434	$ 1,484
Pre-tax income (Loss) From Continuing Operations	$ (54)	$ (16)	$ 4	$ 13	$ (11)	$ (22)
Adjustments:						
Amortization of acquired intangible assets	61	243	61	60	61	61
NY MMIS	—	9	(1)	1	1	8
Restructuring and related costs	20	101	25	22	36	18
HE charge	—	(8)	—	(3)	—	(5)
Separation costs	—	12	4	2	1	5
Interest expense	33	137	32	35	34	36
(Gain) loss on divestitures and transaction costs	15	(42)	(1)	(16)	(25)	—
Litigation costs (recoveries), net	31	(11)	3	6	(9)	(11)
ASC 606 adjustment	—	(11)	(3)	(2)	(3)	(3)
Less pre-tax (income) loss from divestitures	—	(7)	—	(2)	(2)	(3)
Other (income) expenses, net	(1)	(7)	3	(9)	—	(1)
Adjusted Operating Income/Margin	*$ 105*	*$ 400*	*$ 127*	*$ 107*	*$ 83*	*$ 83*
Adjusted Operating Margin	*7.4 %*	*6.9 %*	*8.7%*	*7.5%*	*5.8 %*	*5.6 %*

(1) adjusted for the impact from 606 accounting standard change and revenue and (income) loss from divestitures

30

Non-GAAP Reconciliation: Adjusted EBITDA Previously Reported (in millions) Q1 2018 FY 2017 Q4 2017 Q3 2017 Q2 2017 Q1 2017 Reconciliation to Adjusted Revenue GAAP Revenue From Continuing Operations $ 1,420 $ 6,022 $ 1,493 $ 1,480 $ 1,496 $ 1,553 Adjusted Revenue $ 1,420 $ 6,022 $ 1,493 $ 1,480 $ 1,496 $ 1,553 GAAP Net Income (Loss) from Continuing Operations $ (50) $ 177 $ 208 $ (17) $ (4) $ (10) Interest expense 33 137 32 35 34 36 Income tax expense (benefit) (4) (193) (204) 30 (7) (12) Segment depreciation and amortization 56 254 58 63 69 64 Amortization of acquired intangible assets 61 243 61 60 61 61 EBITDA $ 96 $ 618 $ 155 $ 171 $ 153 $ 139 EBITDA Margin 6.8% 10.3% 10.4% 11.6% 10.2% 9.0% EBITDA $ 96 $ 618 $ 155 $ 171 $ 153 $ 139 Restructuring and related costs 20 101 25 22 36 18 Separation costs — 12 4 2 1 5 NY MMIS — 9 (1) 1 1 8 HE charge — (8) — (3) — (5) (Gain) loss on divestitures and transaction costs 15 (42) (1) (16) (25) — Litigation costs (recoveries), net 31 (11) 3 6 (9) (11) Other (income) expenses, net (1) (7) 3 (9) — (1) Adjusted EBITDA 161 672 188 174 157 153 Adjusted EBITDA Margin 11.3% 11.2% 12.6% 11.8% 10.5% 9.9% 31

Non-GAAP Reconciliation: Adjusted EBITDA[1]

CONDUENT

(in millions)	Q1 2018	FY 2017	Q4 2017	Q3 2017	Q2 2017	Q1 2017
		Adjusted for 606 and Divestitures[1]				
Reconciliation to Adjusted Revenue						
GAAP Revenue From Continuing Operations	$ 1,420	$ 6,022	$ 1,493	$ 1,480	$ 1,496	$ 1,553
ASC 606 adjustment	$ —	$ (166)	$ (41)	$ (39)	$ (40)	$ (46)
Less revenue from divestitures	$ —	$ (59)	$ —	$ (14)	$ (22)	$ (23)
Adjusted Revenue From Continuing Operations	$ 1,420	$ 5,797	$ 1,452	$ 1,427	$ 1,434	$ 1,484
Net Income (Loss) from Continuing Operations	$ (50)	$ 177	$ 208	$ (17)	$ (4)	$ (10)
Interest expense	33	137	32	35	34	36
Income tax expense (benefit)	(4)	(193)	(204)	30	(7)	(12)
Segment depreciation and amortization	56	254	58	63	69	64
Amortization of acquired intangible assets	61	243	61	60	61	61
ASC 606 adjustment	—	(11)	(3)	(2)	(3)	(3)
Less pre-tax (income) loss from divestitures	—	(6)	—	(2)	(1)	(3)
EBITDA adjusted for 606 and divestitures	$ 96	$ 601	$ 152	$ 167	$ 149	$ 133
EBITDA Margin	*6.8%*	*10.4%*	*10.5%*	*11.7%*	*10.4%*	*9.0%*
Adjusted EBITDA	$ 96	$ 601	$ 152	$ 167	$ 149	$ 133
Restructuring and related costs	20	101	25	22	36	18
Separation costs	—	12	4	2	1	5
NY MMIS	—	9	(1)	1	1	8
HE charge	—	(8)	—	(3)	—	(5)
(Gain) loss on divestitures and transaction costs	15	(42)	(1)	(16)	(25)	—
Litigation costs (recoveries), net	31	(11)	3	6	(9)	(11)
Other (income) expenses, net	(1)	(7)	3	(9)	—	(1)
Adjusted EBITDA	161	655	185	170	153	147
Adjusted EBITDA Margin	11.3%	11.3%	12.7%	11.9%	10.7%	9.9%

(1) adjusted for the estimated impact from the adoption of the 606 accounting standard, had it been applicable in FY 2017 and revenue and (income) loss from divestitures

32

Non-GAAP Reconciliation: Segment Adjusted EBITDA[1]

CONDUENT

(in millions)	Q1 2018	FY 2017	Q4 2017	Q3 2017	Q2 2017	Q1 2017
		Previously Reported				
Commercial Industries						
Segment GAAP revenue	$ 854	$ 3,475	$ 879	$ 845	$ 856	$ 895
Segment profit	$ 44	$ 181	$ 73	$ 49	$ 33	$ 26
Segment depreciation and amortization	34	142	34	34	38	36
Adjusted Segment EBITDA	78	323	107	83	71	62
Adjusted EBITDA Margin	*9.1 %*	*9.3%*	*12.2 %*	*9.8%*	*8.3%*	*6.9%*
Public Sector						
Segment GAAP revenue	$ 558	$ 2,408	$ 602	$ 599	$ 598	$ 609
Segment profit	$ 65	$ 232	$ 63	$ 60	$ 52	$ 57
Segment depreciation and amortization	22	107	23	28	29	27
EBITDA	87	339	86	88	81	84
EBITDA Margin	*15.6 %*	*14.1%*	*14.3 %*	*14.7%*	*13.5%*	*13.8%*
Segment EBITA	87	339	86	88	81	84
NY MMIS[2]	—	9	(1)	1	1	8
HE charge[2]	—	(8)	—	(3)	—	(5)
Adjusted Segment EBITDA	87	340	85	86	82	87
Adjusted EBITDA Margin	*15.6 %*	*14.1%*	*14.1 %*	*14.4%*	*13.7%*	*14.3%*
Other Segment						
Segment GAAP revenue	$ 8	$ 139	$ 12	$ 36	$ 42	$ 49
GAAP Segment profit (loss)	$ (4)	$ 4	$ (5)	$ 4	$ 2	$ 3
Segment depreciation and amortization	—	5	1	1	2	1
Adjusted Segment EBITDA	$ (4)	$ 9	$ (4)	$ 5	$ 4	$ 4
Adjusted EBITDA Margin	*(50.0)%*	*6.5%*	*(33.3)%*	*13.9%*	*9.5%*	*8.2%*

(1) Certain reclassifications have been made to prior year information to conform to current year presentation.

(2) HE business moved from Other segment into Public Sector segment effective Q1 2018.

33

Non-GAAP Reconciliation: Segment Adjusted EBITDA[1]

CONDUENT

(in millions)	Q1 2018	FY 2017	Q4 2017	Q3 2017	Q2 2017	Q1 2017
		Adjusted for 606 and Divestitures[1]				
Commercial Industries						
Segment GAAP revenue	$ 854	$ 3,475	$ 879	$ 845	$ 856	$ 895
ASC 606 adjustment	—	(93)	(23)	(22)	(22)	(26)
Segment Revenue Adjusted for 606	$ 854	$ 3,382	$ 856	$ 823	$ 834	$ 869
Segment profit	44	181	73	49	33	26
Segment depreciation and amortization	34	142	34	34	38	36
ASC 606 adjustment	—	(5)	(2)	—	(2)	(1)
Segment EBITDA Adjusted for 606	$ 78	$ 318	$ 105	$ 83	$ 69	$ 61
Adjusted EBITDA Margin	*9.1%*	*9.4%*	*12.3%*	*10.1%*	*8.3%*	*7.0%*
Public Sector						
Segment GAAP revenue	$ 558	$ 2,408	$ 602	$ 599	$ 598	$ 609
ASC 606 adjustment	—	(68)	(17)	(16)	(17)	(18)
Segment Revenue Adjusted for 606	$ 558	$ 2,340	$ 585	$ 583	$ 581	$ 591
Segment profit	$ 65	$ 232	$ 63	$ 60	$ 52	$ 57
Segment depreciation and amortization	22	107	23	28	29	27
ASC 606 adjustment	—	(6)	(1)	(2)	(1)	(2)
Segment EBITDA Adjusted for 606	87	333	85	86	80	82
EBITDA Margin	*15.6%*	*14.2%*	*14.5%*	*14.8%*	*13.8%*	*13.9%*
Segment EBITDA Adjusted for 606	87	333	85	86	80	82
NY MMIS[2]	—	9	(1)	1	1	8
HE charge[2]	—	(8)	—	(3)	—	(5)
Adjusted Segment EBITDA	87	334	84	84	81	85
Adjusted EBITDA Margin	*15.6%*	*14.3%*	*14.4%*	*14.4%*	*13.9%*	*14.4%*

(1) adjusted for the estimated impact from the adoption of the 606 accounting standard, had it been applicable in FY 2017 and revenue and (income) loss from divestitures. Certain reclassifications have been made to prior year information to conform to current year presentation.

(2) HE business moved from Other segment into Public Sector segment effective Q1 2018.

34

Non-GAAP Reconciliation: Segment Adjusted EBITDA(1) Continued Adjusted for 606 and Divestitures(1) (in millions) Q1 2018 FY 2017 Q4 2017 Q3 2017 Q2 2017 Q1 2017 Other Segment Segment GAAP revenue $ 8 $ 139 $ 12 $ 36 $ 42 $ 49 ASC 606 adjustment — (5) (1) (1) (1) (2) Less revenue from divestitures — (59) — (14) (22) (23) Segment GAAP revenue adjusted for 606 and divestitures $ 8 $ 75 $ 11 $ 21 $ 19 $ 24 GAAP Segment profit (loss) $ (4) $ 4 $ (5) $ 4 $ 2 $ 3 Segment depreciation and amortization — 5 1 1 2 1 ASC 606 adjustment — — — — — — Less pre-tax (income) loss from divestitures — (6) — (2) (1) (3) Adjusted Segment EBITDA $ (4) $ 3 $ (4) $ 3 $ 3 $ 1 Adjusted EBITDA Margin (50.0)% 4.0% (36.4)% 14.3% 15.8% 4.2% (1) adjusted for the estimated impact from the adoption of the 606 accounting standard, had it been applicable in FY 2017 and revenue and (income) loss from divestitures. Certain reclassifications have been made to prior year information to conform to current year presentation. 35

Non-GAAP Reconciliation: Adj. Free Cash Flow Three Months Ended March 31, (in millions) 2018 2017 Operating Cash Flow $ (38) $ (107) Cost of additions to land, buildings & equipment (33) (17) Proceeds from sales of land, buildings and equipment (6) (8) Vendor financed capital leases — (12) Deferred compensation payments and adjustments 7 1 Transaction costs 1 — Adjusted Free Cash Flow $ (69) $ (143) 36

Non-GAAP Reconciliation: Adjusted Cash (in millions) As of March 31, 2018 As of December 31, 2017 Cash and cash equivalents $ 553 $ 658 Deferred compensation payments and adjustments 7 17 Deferred compensation payable (99) (116) Adjusted cash and cash equivalents $ 461 $ 559 37

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